                                                                EXHIBIT 10.12

                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is dated September 26, 1997, between Bright Star Information Technology Group, Inc. (the "Company") and Brewer-Gruenert Capital Advisors, LLC, 3003 South Loop West, Suite 320, Houston, Texas 7054 ("BGCA").

                                   RECITALS:

         WHEREAS, the Company is seeking investment capital and desires to develop its business.

         WHEREAS, BGCA has agreed to assist the Company in capital formation and the strategic corporate development of the Company's business.

         NOW, THEREFORE, the Company and BGCA agree as follows:

1.       ENGAGEMENT OF BGCA

         The Company hereby engages BGCA to act as a consultant to the Company regarding capital formation and corporate development matters. BGCA will perform the following services on a non-exclusive basis for the Company:

         - Identification of appropriate and qualified investors;

         - Identification of potential acquisitions.

2.       FEES

         The Company agrees to pay BGCA fees for services rendered pursuant to this Agreement as follows:

         a. A fee of $60,000. Such fee shall be paid in a lump sum at the closing of the Company's initial public offering of securities to the act pursuant to a registration statement deemed effective by the Securities Exchange Commission under the Securities Exchange Act of 1934 ("IPO").

         b. The Company agrees to issue to BGCA an option to purchase shares of the Company's common stock at such a price and in such a number that, upon the closing of the IPO and the exercise of the option, the option shall have a value of $100,000. For example, in the event that the Company's common stock is priced at $10.00 per share at the closing of the IPO, BGCA shall be entitled to exercise the option to purchase 20,000 shares of the Company's common stock at $5.00 per share. The option granted to BGCA by the Company pursuant to this Agreement shall be exercisable for five years from the date of issue. The Company agrees that, if BGCA exercises its option on or before the date of the IPO, to include the shares issued to BGCA pursuant to the option in the registration for the IPO. The option agreed to herein shall be issued in the form of an Option Agreement, satisfactory in form to the Company, to be executed after the date hereof.

         c. With regard to any potential business acquisition presented to the Company by BGCA, the Company agrees (i) to take no action to in any way circumvent or interfere with BGCA's agreement with the potential acquisition target; (ii) to pay fees to BGCA in an amount consistent with the formula set forth below, and (iii) that BGCA does not represent the Company exclusively and has the right to present such target acquisition to others.

                 A. In the event that the Company closes on the acquisition of a company presented to the Company BGCA, the Company agrees to pay BGCA a fee equivalent to the following:

                          - 5% of the value of the consideration paid by the Company up to the first $1,000,000; plus

                          - 4% of the second $1,000,000 of the consideration paid by the Company; plus

                          - 3% of the third $1,000,000 of the consideration paid by the Company; plus

                          - 1% of the consideration paid by the Company above $4,000,000.

         d. The Company agrees to pay BGCA a cash fee equivalent to 10% of the gross investment proceeds received from any investor identified by BGCA.

3.       DIRECT EXPENSES

The Company agrees to reimburse BGCA for all direct expenses authorized by the Company in writing incurred during the term of this Agreement. BGCA shall submit expenses from time to time to the Company for approval after which the Company shall pay such invoices within ten days of receipt.

4.       TERM

The term of this Agreement shall be one year from the date hereof and shall be renewable by the written consent of the parties for another one year term.

5.       CONFIDENTIALITY

The parties hereto understand that the terms of this Agreement shall be confidential, and neither party shall disclose the terms hereof, whether during or after the term hereof, except pursuant to court order or for the parties' respective internal accounting and tax purposes.

6.       MISCELLANEOUS

                 a. Relationship of the parties. The parties agree that nothing in this Agreement shall be deemed to create, require or otherwise result in, as the case may be, (i) the relationship of partnership between the parties; (ii) an employer-employee relationship; (iii) an agency relationship between the parties; (iv) BGCA being deemed to be an "Investment Advisor," an "Underwriter" or a "Broker/Dealer" pursuant to the terms of any state or federal securities laws or regulations; or (v) BGCA being deemed to be an "Affiliate" of the Company pursuant to any state or federal securities laws or regulations. It is understood by the parties that BGCA is an independent contractor, responsible for all of BGCA's own local, state and federal taxes.

                 b. Indemnification. With regard to the services to be performed by BGCA pursuant to this Agreement, BGCA shall not be liable to the Company, to anyone who may claim any right due to any relationship with the Company, or to any third party, for (i) any acts or omissions in the performance of any of the services on the part of BGCA, except when said acts or omissions of BGCA are due to BGCA's willful misconduct or gross negligence, or (ii) any act or omission on the part of any officer, director, shareholder, attorney, employee or agent of the Company. The Company hereby agrees, on behalf of itself, its successors, assigns, officers, directors, shareholders, attorneys, and legal representatives (collectively the "Indemnitors"), to indemnify and hold harmless BGCA, its successors, agents, employees, attorneys, legal representatives and assigns from and against any and all liability, loss or damage any such parties may suffer as a result of any and all claims, demands, costs or judgments against any of them arising from any acts or omissions occurring during the term on the part of any of the Indemnitors or on the part of BGCA, except when said acts or omissions of BGCA are due to BGCA's willful misconduct or gross negligence.

                 c. This Agreement shall be binding upon BGCA and the Company and shall inure to the benefit of both parties and their respective successors and permitted assigns, including any corporation with which or into which the Company or its successor may be merged or which may succeed to its assets or business. Although the obligations of BGCA are personal and may be performed only by BGCA, BGCA may assign this Agreement to any corporation which is wholly owned by BGCA which corporation shall succeed to all of BGCA's rights and obligations hereunder. Except for the foregoing, neither party shall assign its rights or obligations hereunder to any other entity without the prior written consent of the other, which consent shall not be unreasonably withheld.

7.      COMPLETE AGREEMENT

This Agreement encompasses the complete understanding of the parties with regard to the subject matter hereof, and supersedes all prior or contemporaneous understandings and agreements. No amendment or modifications hereof shall be effective absent the written consent of both parties.

8.       GOVERNING LAW

         THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

         SIGNED THIS 29th day of September, 1997.

BREWER-GRUENERT CAPITAL ADVISORS, LLC  THE COMPANY

By: /s/ Stephen M. Brewer              By: /s/ Marshall G. Webb
---------------------------------      ----------------------------------

Title: President                       Title: President/CEO
------------------------------         ----------------------------------

                                FIRST AMENDMENT
                                       TO
                              CONSULTING AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this "Amendment") is made and entered into this 15th day of December, 1997, by and between BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a Delaware corporation (the "Company"), and BREWER-GRUENERT CAPITAL ADVISORS, LLC ("BGCA").

                                  INTRODUCTION

         BGCA and the Company previously entered into that certain Consulting Agreement dated September 26, 1997 (the "Consulting Agreement"), whereby BGCA agreed to provide consulting services regarding corporate development matters to the Company. BGCA and the Company desire to amend the Consulting Agreement pursuant to the terms and conditions contained herein. For and in consideration of the premises and the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BGCA and the Company hereby agree as follows:

         1. The first two sentences of Section 2(b) are hereby deleted in their entirety and the following shall be added in their place:

         "The Company agrees to issue to BGCA an option to purchase the number of shares of common stock of the Company, $.001 par value ("Common Stock"), equal to $100,000 divided by the difference between the per share initial public offering price of Common Stock sold to the public in the Corporation's initial public offering ("IPO") and the exercise price of $6.00 per share. For example, in the event that the Company's Common Stock is priced at $10.00 per share at the closing of the IPO, BGCA shall be entitled to exercise the option to purchase 25,000 shares of the Company's Common Stock at $6.00 per share."

         2. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Consulting Agreement.

         3. Except as modified and amended in this Amendment, the Consulting Agreement shall remain in full force and effect.

         4. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, this Amendment has been entered into and is effective as of the date set forth above.

                                        COMPANY:

                                        BrightStar Information Technology, Inc.


                                        By: /s/ MARSHALL G. WEBB, PRESIDENT
                                            --------------------------------
                                                Marshall G. Webb, President


                                        BGCA

                                        Brewer-GruenertCapital Advisors, LLC:


                                        By: /s/ STEVE BREWER
                                            --------------------------------
                                        Name:   Steve Brewer
                                              ------------------------------
                                        Title:
                                               -----------------------------